Exhibit 10.20

July 13, 2012

James M. Whipkey

c/o Hi-Crush Proppants LLC

Three Riverway, Suite 1550

Houston, Texas 77056

Dear Jim:

Reference is made to that certain Employment Agreement (the “Agreement”) dated as of May 25, 2011 by and between Hi-Crush Proppants LLC, a Delaware limited liability company (the “Company”) and James M. Whipkey (“Executive,” and references herein to “you” or “your”). This letter agreement (“Letter Agreement”) modifies the Agreement only to the extent specified herein, and all other terms and provisions of the Agreement remain in full force and effect. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

This Letter Agreement is delivered to you in order to memorialize an understanding between you and the Company, and an amendment to the Agreement, whereby you agree that upon: (i) the closing of an underwritten initial public offering of equity in Hi-Crush Partners LP, pursuant to a registration statement that has been filed on Form S-1 or any successor form thereto or similar long-form registration (the “IPO Closing”); and (ii) your entry into a written agreement with the Company regarding new terms of equity/performance compensation for services provided after the IPO Closing, then your Base Salary as set forth in Section 4.1 of the Agreement shall be reduced to an annualized amount of $1.

Moreover, should the IPO Closing occur, then immediately after the date of the IPO Closing, the Agreement shall be deemed amended so that, unless you and the Company agree otherwise prior to the IPO Closing pursuant to any agreement regarding equity/performance compensation referenced above, the phrase “equal to twelve (12) times the monthly rate of Executive’s Base Salary as of the Date of Termination” contained within Section 6.1(b) of the Agreement shall be deleted and replaced with the phrase “equal to $750,000” and, as a result, you will be eligible for severance pay, before applicable deductions and other withholdings, of $750,000 in the event of a termination of your employment of the type specified in Section 6.1(b)(1) or (2) of the Agreement, as set forth in Section 6.1(b) of the Agreement. In the event of such an amendment, all other provisions of Section 6.1(b) shall remain unchanged.

Please confirm your understanding and acceptance of the terms of this Letter Agreement by counter-signing below.

[Signature Page Follows]

Sincerely, Hi-Crush Proppants LLC

By:	/s/ James M. Whipkey
Name:	James M. Whipkey
Title:	Chief Executive Officer

ACCEPTED AND AGREED TO this 13 day of July , 2012

/s/ James M. Whipkey
James M. Whipkey

Signature Page to Letter Agreement (Whipkey)